UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 10, 2017

Charles River Laboratories International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15943	06-1397316
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

251 Ballardvale St., Wilmington, Massachusetts		01887
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-222-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

The following information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Charles River Laboratories International, Inc. ("Charles River" or the "Company") will be presenting at the J.P. Morgan 35th Annual Healthcare Conference in San Francisco, California, on Tuesday, January 10th, at 1:30 pm. PT (4:30 p.m. ET). Management of the Registrant intends to present an overview of the Registrant’s strategic focus, business developments and recent trends. Included in this overview will be a statement to the effect that the Company has observed strong demand in its Safety Assessment business during the fourth quarter of 2016 which, consistent with management's expectations, was improved from the third quarter of 2016. This statement is an estimate of preliminary fourth quarter 2016 financial information. The Company is continuing to review its 2016 financial and operating results and actual results may differ materially from those contained herein. In particular, the preliminary financial information could vary from the above expectations based on the completion of the Registrant's audited financial results.

In advance of the conference presentation, the Registrant has posted a slide presentation on the Investor Relations section of the Registrant’s website at http://ir.criver.com. The slide presentation is not incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles River Laboratories International, Inc.

January 10, 2017	By:	Matthew Daniel

Name: Matthew Daniel
Title: Corporate Vice President, Legal Compliance & Deputy General Counsel